                        Account No.                Allotment No.
   HOLDERS OF PEARSON/RIGHTS ISSUE ORDINARY SHARES SHOULD CAREFULLY READ THE PROSPECTUS RELATING TO PEARSON PLC DATED 9 AUGUST 2000 (THE "PROSPECTUS") BEFORE
                    DECIDING WHETHER TO TAKE UP THEIR RIGHTS

IMPORTANT--THIS DOCUMENT IS OF VALUE, AND IS NEGOTIABLE. IF YOU ARE IN ANY DOUBT AS TO THE ACTION YOU SHOULD TAKE, YOU ARE RECOMMENDED TO SEEK YOUR OWN FINANCIAL ADVICE IMMEDIATELY FROM YOUR STOCKBROKER, BANK MANAGER, SOLICITOR, ACCOUNTANT OR OTHER INDEPENDENT PROFESSIONAL ADVISER AUTHORISED UNDER THE FINANCIAL SERVICES ACT 1986. SAVE WHERE THE CONTEXT OTHERWISE REQUIRES, TERMS DEFINED IN THE PROSPECTUS HAVE THE SAME MEANING IN THIS LETTER.

If you have sold or transferred all your Pearson Shares (other than ex-rights), you should forward this document, having completed the Form of Renunciation (Form X) overleaf, together with the Prospectus, at once to the purchaser or transferee or to the stockbroker, bank or other agent through whom the sale or transfer was effected, for transmission to the purchaser or transferee (subject to the restrictions set out in paragraph 4 below). If you have sold or transferred only part of your holding of Ordinary Shares (other than ex-rights), please contact immediately the stockbroker, bank or agent through whom the sale or transfer was effected immediately. Application has been made to the UK Listing Authority and to the London Stock Exchange for the Pearson Shares to be admitted to the Official List and to trading on the London Stock Exchange ("Admission"). It is expected that Pearson Admission will become effective and that dealings in the Pearson Shares, nil paid, will commence on 10 August 2000. If admission has not become effective by 8:30 a.m. on 10 August 2000 or such later time and/or date as Pearson may decide, this document shall cease to be of any value and thereafter shall have no effect. Copies of the Prospectus prepared in accordance with the Listing Rules made under section 142 of the Financial Services Act 1986 as amended have been delivered to the Registrar of Companies in England and Wales for registration as required by section 149 of the Financial Services Act 1986 (as amended). Further copies of the Prospectus can be obtained from or inspected at the registered office of Pearson, 3 Burlington Gardens, London W1X 1LE and at the offices of Lloyds TSB Registrars, The Causeway, Worthing, West Sussex BN99 6DA. The new Pearson Shares and the Provisional Allotment Letters do not qualify for distribution under any of the relevant securities laws of Canada, France, the Netherlands, South Africa or the Republic of Ireland. Subject to certain exceptions, neither the Pearson Shares nor the Provisional Allotment Letters may be directly or indirectly taken up, offered for subscription or purchased, sold, renounced, transferred or delivered, in or into Canada, France, the Netherlands, South Africa or the Republic of Ireland.

                          PROVISIONAL ALLOTMENT LETTER
                                  PEARSON PLC

         (Registered in England and Wales with registered number 53723)

3 for 11 Rights Issue of up to 170,528,278 Pearson Shares at L10.00 per Pearson
 Share payable in full on acceptance not later than 3.00 pm on 1 September 2000
          THIS ENTIRE DOCUMENT MUST BE PRESENTED WHEN PAYMENT IS MADE

                                                                  By post or by hand to Lloyds TSB Registrars,
                                                                        The Causeway, Worthing, West Sussex
                                                                                     BN99 6DA
                                                                            Telephone: (0870) 6000632
                                                                          ----------------------------

                                                   Latest time and date for:
                                                   Acceptance and payment in full (see Box 3)      3.00 pm on 1 September 2000
                                                   Registration of renunciation                    3.00 pm on 1 September 2000
                                                   Expected despatch of share certificates by                   2 October 2000
                                                   By hand only (other than for splitting which may be by post or by hand) to
                                                   Lloyds TSB Registrars, Antholin House, 71 Queen Street, London EC4N 1SL
                                                                               Telephone: (020)7 248 9822
                                                                               ----------------------------
                                                   Latest time and date for:
                                                   Splitting, nil paid, by post or by hand           3:00 pm on 30 August 2000
                                                   Acceptance and payment in full
                                                   by hand only (see Box 3)                        3:00 pm on 1 September 2000
                                                   Splitting, fully paid, by post or by hand      3:00 pm on 14 September 2000

                 Box 1                                    Box 2                                   Box 3
     Holding of Pearson Shares               Number of new Pearson Shares         Amount payable (on the basis of L10.00 per
at close of business on 28 July 2000         provisionally allotted to you        new Pearson Share) on acceptance of the new


DEAR SIR OR MADAM,

    1. PROVISIONAL ALLOTMENT--Subject to and in accordance with the terms of the Prospectus and this Provisional Allotment Letter, subject to the memorandum and articles of association of the Company and Admission becoming effective by 8.30 a.m. on 10 August 2000 (or such later time and/or date as Pearson may decide), you have been provisionally allotted the number of new Pearson Shares (comprising your entitlement under the Rights Issue) set out in Box 2 above. You have the right to subscribe for those new Pearson Shares at a price of L10.00 per share payable in full on acceptance not later than
3.00 pm on 1 September 2000. New Pearson Shares have been provisionally allotted to holders of Pearson Shares on the basis of 3 new Pearson Shares for every 11 Pearson Shares held at the close of business on 28 July 2000 and so in proportion for any other number of Pearson Shares then held. Entitlements to new Pearson Shares have been rounded down to the nearest whole number. Fractional entitlements have not been allotted but will be aggregated and sold in the market for the benefit of the relevant Qualifying Shareholders if a premium over the expenses of sale can be obtained.

    2. DIVIDEND RIGHTS--The new Pearson Shares will, when issued and fully paid, rank PARI PASSU in all respects with the existing issued Pearson Shares, including the right to receive in full all dividends and other distributions thereafter declared, paid or made on the Pearson Shares other than the interim dividend of 9.2p per Pearson Share in respect of the year ending 31 December 2000.

    3. ACCEPTANCE AND PAYMENT--If you wish to take up the new Pearson Shares provisionally allotted to you in full, you should send this Provisional Allotment Letter, accompanied by a remittance in pounds sterling for the full amount payable on acceptance as shown in Box 3 above, either by post or by hand (if delivered by hand it must be delivered during normal business hours being Monday to Friday inclusive, between 9.00 a.m. and 5.00 p.m.) so as to reach Lloyds TSB Registrars, The Causeway, Worthing, West Sussex BN99 6DA, or by hand ONLY to Lloyds TSB Registrars, Antholin House, 71 Queen Street, London EC4N 1SL (during normal business hours) not later than 3.00 p.m. on 1 September 2000. A first class reply-paid envelope is enclosed for the purpose of sending this Provisional Allotment Letter by post in the United Kingdom. This Provisional Allotment Letter will then be returned to the person lodging it duly receipted. Payment of the amount set out in Box 3 above will constitute acceptance of the provisional allotment upon the terms of the Prospectus and this Provisional Allotment Letter and subject to the memorandum and articles of association of the Company. Cheques and banker's drafts must be drawn on a bank or a building society in the United Kingdom which is either a settlement member of the Cheque and Credit Clearing Company Limited, or the CHAPS Clearing Company Limited or a member of either of the committees of the Scottish or Belfast Clearing Houses or which has arranged for its cheques and banker's drafts to be cleared through the facilities provided by either of those companies or committees, and must bear the appropriate sorting code in the top right hand corner. Cheques and banker's drafts for the full amount payable should be made payable to "Lloyds TSB Bank plc-A/C Pearson plc" and crossed "A/C Payee Only". No interest will be paid on payments made before they are due. Return of the Provisional Allotment Letter with the appropriate remittance in the form of a cheque will constitute a warranty that the cheque (which the Company reserves the right to have presented on receipt) will be honoured on first presentation. The Company may elect to treat as invalid any acceptance in respect of which a remittance is notified to it or its agent as not having been so honoured. The Company also reserves the right to have cheques and banker's drafts presented for payment on receipt and to instruct Lloyds TSB Registrars to seek special clearance of cheques to allow the Company to obtain full value for all remittances at the earliest opportunity.

    The Company may, at its sole discretion, treat a Provisional Allotment Letter as valid and binding on the person(s) by whom, or on whose behalf, it is lodged even if it is not completed or lodged in accordance with the relevant instructions or not accompanied by a valid power of attorney, where required. The Company reserves the right (but shall not be obliged) to treat as valid acceptances in respect of which remittances are received prior to 3.00 p.m. on 1 September 2000 from an authorised person (as defined in the Financial Service Act 1986) specifying the Pearson Shares concerned and undertaking to lodge the relevant Provisional Allotment Letters duly completed in due course.

    Subject to the provisions of this letter and the Prospectus, if payment in full is not received (whether from the original allottee or any person in whose favour the rights have been renounced) by 3.00 p.m. on 1 September 2000, the provisional allotment will be deemed to have been declined and will lapse.

    You may accept all or any of the new Pearson Shares offered to you or dispose of your rights to all or any of them, nil paid. If you wish to accept only part of your allotment, you should apply for split Provisional Allotment Letters in accordance with the instructions overleaf.

    If the amount payable on acceptance of the new Pearson Shares taken by an allottee or any person in whose favour the rights have been renounced, nil paid, exceeds L9,590 (the equivalent of (15,000)) the verification of identity requirements of the Money Laundering Regulations 1993, as amended (the "Regulations") may apply and verification of the identity of such person may be required. A failure to provide the necessary evidence of your identity within a reasonable time may result in an acceptance being treated as invalid or delay the despatch of a receipted Provisional Allotment Letter or definitive share certificate. Your attention is drawn to paragraph 2(b) of Part 3 of the Prospectus. Submission of a Provisional Allotment Letter constitutes a warranty by you that the Regulations will not be breached by the acceptance of the remittance and an undertaking to the Company from you to provide verification of identity reasonably satisfactory to Lloyds TSB Registrars, if so requested. If satisfactory evidence has not been obtained within a reasonable time, but in any event by not later than 3.00 p.m. on 1 September 2000, then the Company may (at its absolute discretion) elect to treat the Provisional Allotment Letter as invalid, in which event the Provisional Allotment Letter will be deemed to have been declined and will lapse. Such termination will be without prejudice to the right of the Company to take proceedings to recover any loss suffered by it as a result of the failure to provide satisfactory evidence. In such event the application monies (without interest) will be returned to the drawee bank from which payment was made.

    4. OVERSEAS SHAREHOLDERS--The attention of Qualifying Shareholders who are residents in or who are citizens of countries other than the United Kingdom is drawn to paragraph 13 of Part 3 of the Prospectus. Any such person (including, without limitation, nominees and trustees) wishing to accept the offer of new Pearson Shares must satisfy himself as to the full observance of the laws of any relevant territory in connection therewith including obtaining any requisite governmental or other consents, observing any other requisite formalities and paying any issue, transfer or other taxes due in such territories. Receipt of the Provisional Allotment Letter will not constitute an offer in those jurisdictions in which it would be illegal to make such an offer and in such circumstances a Provisional Allotment Letter will be sent for information only and should not be copied or redistributed. No person receiving a Provisional Allotment Letter in any territory other than the United Kingdom or the United States may treat the same as constituting an invitation or offer to him, nor should he in any event use such Provisional Allotment Letter unless, in the relevant territory, such an invitation or offer could lawfully be made to him or such Provisional Allotment Letter could lawfully be used without contravention of any unfulfilled registration or other legal requirements. Unless otherwise agreed with the Company, by accepting and/or renouncing (where permitted) this Provisional Allotment Letter or by requesting registration of the new Pearson Shares comprised herein, you hereby represent and warrant to the Company that you: (i) have not received or sent copies of this Provisional Allotment Letter, the Prospectus or any related offering documents in, into or from Canada, France, the Netherlands, South Africa or the Republic of Ireland; (ii) do not have a registered address (and are not otherwise located) in Canada, France, the Netherlands, South Africa or the Republic of Ireland and are not acting for the account or benefit of a person in Canada, France, the Netherlands, South Africa or the Republic of Ireland; (iii) are not acquiring rights to new Pearson Shares with a view to the offer, sale, resale, transfer, delivery or distribution, directly or indirectly, of any such rights to new Pearson Shares into Canada, France, the Netherlands, South Africa or the Republic of Ireland; and (iv) are not in any other territory in which it is unlawful to make an offer to subscribe for the new Pearson Shares or to use this Provisional Allotment Letter. The Company reserves the right to treat as invalid any acceptance or purported acceptance of a provisional allotment represented by this Provisional Allotment Letter or a renunciation or purported renunciation thereof where it appears to the Company or its agents to have been executed or despatched or requires delivery in a manner which may involve a breach of the legal or regulatory requirements of any jurisdiction or if it believes that acceptance of such allotment may violate applicable legal or regulatory requirements or if the warranties set out in this paragraph are not given or an address for the delivery of definitive share certificates for any new Pearson Shares is provided in a territory in which it is unlawful to deliver such certificates. Any offer to persons in the United States will be made by means of a separate prospectus contained in an effective registration statement under the Securities Act of 1933, as amended. Qualifying Shareholders in the United States should refer to the US prospectus.

    5. REGISTRATION UNDER RENOUNCED OR SPLIT ALLOTMENT LETTERS--If this Provisional Allotment Letter has been renounced or is a split Provisional Allotment Letter and your name(s) does not/do not appear above, to apply for registration, Form Y must be completed and this Provisional Allotment Letter must be lodged by post or by hand not later than 3.00 p.m. on 18 September 2000, with Lloyds TSB Registrars, The Causeway, Worthing, West Sussex BN99 6DA who, provided payment has been made by 3.00 p.m. on 1 September 2000, will acknowledge receipt to the persons so lodging this Provisional Allotment Letter. After 3.00 p.m. on 18 September 2000, the new Pearson Shares will be transferable only by transfer in the usual form, such transfer attracting stamp duty (if applicable).

    6. POSTING--All documents and remittances sent by post to or by provisional allottees or renouncees (or their agents as appropriate) will be sent at their risk.

    7. SHARES CERTIFICATES--Share certificates (being the definitive documents of title) are expected to be despatched by first class post not later than 2 October 2000, at the risk of the person(s) entitled thereto (subject to the conditions of the Rights issue). In the case of original allottees who accept their provisional allotment, share certificates will be despatched to the registered holder or, in the case of joint holders, to the first-named registered holder, at his/her or its registered address. If, on or before 3.00 p.m. on 26 September 2000, this Provisional Allotment Letter is lodged with Lloyds TSB Registrars at the relevant address set out above, the share certificate(s) will be despatched to the lodging agent. In the case of renunciation, share certificates will be despatched to the person(s) lodging this Provisional Allotment Letter for registration. After the despatch of share certificates this Provisional Allotment Letter will cease to be valid for any purpose. No other temporary documents of title will be issued pending the issue of definitive share certificates.

By Order of the Board,
Julia Casson, Secretary

Registered Office:
3 Burlington Gardens, London, WIX 1LE


             Lodged for payment by:                  Received the amount payable on acceptance
                                                                     Stamp for
                                                           Lloyds TSB Registrars and date


             Lodged for payment by:               ACCOUNT NO.                                       ALLOTMENT NO.
                                                  Pearson plc
                                                  3 for 11
                                                  Rights Issue of up to 170,528,278
                                                  new Pearson Shares at L10.00
                                                  per share payable in full on
                                                  acceptance not later than
                                                  3.00 p.m. on 1 September 2000

                                  PEARSON PLC

           INSTRUCTIONS FOR RENUNCIATION, SPLITTING AND CONSOLIDATION

1.  RENUNCIATION IN WHOLE--(Latest time and date, 3.00 p.m. on 18 September
    2000)

    If you wish to dispose of all the new Pearson Shares comprised in this Provisional Allotment Letter to one person, or to persons who will be joint holders, you must sign the Form of Renunciation (Form X below), in accordance with the instructions set out therein and deliver the Provisional Allotment Letter to the person(s) to be registered, or to the broker or other agent who has acted for you in the transaction. Form Y must then be completed, in accordance with the instructions set out therein, by or on behalf of the person(s) in whose favour this Provisional Allotment Letter is renounced.

2. SPLITTING--(Latest time and date, nil paid, 3.00 p.m. on 30 August 2000; fully paid, 3.00 p.m. on 14 September 2000)

    This provisional Allotment Letter cannot be renounced in part but, if you wish to have only some of the new Pearson Shares comprised in this Provisional Allotment Letter registered in your name(s) and to transfer the remainder, or if you wish to transfer all of the new Pearson Shares to which you are entitled, nil paid or fully paid, but not all to the same person, you may have this Provisional Allotment Letter split. For this purpose you must sign the Form of Renunciation (Form X below) and forward this Provisional Allotment Letter by post or by hand to Lloyds TSB Registrars, Antholin House, 71 Queen Street, London EC4N 1SL, to reach there not later than 3.00 p.m. on 30 August 2000, if nil paid, or 3.00 p.m. on 14 September 2000, if fully paid. The number of split Provisional Allotment Letters ("Split Letters") required and the number of Rights Shares to be comprised in each should be stated when this Provisional Allotment Letter is sent for splitting and the aggregate of the Rights Shares stated therein must equal the number of Rights Shares stated in Box 2 on page 1 of this document. On receipt of the Split Letters you should keep the one representing any new Pearson Shares which you wish to retain (paragraph 3 on page 1 applies) and send the other(s) to the person(s) to be registered or to the broker or other agent who has acted for you in the transaction to be dealt with in accordance with the instructions set out below.

3.  CONSOLIDATION

    The new Pearson Shares comprised in several fully paid Provisional Allotment Letters duly renounced (where applicable) may be registered in the name(s) of one holder (or joint holders) if Form Y and the Consolidation Listing Form are completed on one Provisional Allotment Letter only (referred to in the Consolidation Listing Form as the "Principal Letter") and all the Provisional Allotment Letters are lodged together. Each Provisional Allotment Letter so lodged must bear the number of the Principal Letter in the space provided on the Consolidation Listing Form.

4.  STAMP DUTY RESERVE TAX/STAMP DUTY--Your attention is drawn to paragraph 8 of part 7 of the Prospectus. If you are in any doubt as to your tax position, you should seek professional advice without delay.

FORM X

                      FORM OF RENUNCIATION FOR
        (NOT AVAILABLE AFTER 3:00 P.M. ON 18 SEPTEMBER 2000 SEE 3

To be completed, if the original allottee(s) desire(s) to renounce all the new Pearson Shares comprised herein, by 3.00 p.m. on 18 September 2000, or, if the original allottee(s) desire(s) to obtain Split Letters, by 3.00 p.m. on 30 August 2000, if nil paid, or 3.00 p.m. on 14 September 2000, if fully paid.

To the Directors of Pearson plc I/We hereby renounce my/our rights to the new Pearson Shares comprised in this letter in favour of the person(s) named in the Registration Application Form (Form Y) in relation to or including such new Pearson Shares.

ALL JOINT HOLDERS MUST SIGN.


A CORPORATION MUST EXECUTE UNDER ITS COMMON
SEAL WHICH SHOULD BE AFFIXED IN ACCORDANCE WITH                            _______________________
ITS ARTICLES OF ASSOCIATION OR OTHER
REGULATIONS. ALTERNATIVELY, A COMPANY TO                SIGNATURE(S)       _______________________
WHICH SECTION 36A OF THE COMPANIES ACT 1985             OF PERSON(S)
APPLIES MAY EXECUTE THIS LETTER BY A DIRECTOR           NAMED ON PAGE 1    _______________________
AND THE COMPANY SECRETARY OR BY TWO DIRECTORS
OF THE COMPANY SIGNING THE LETTER AND INSERTING                            _______________________
THE NAME OF THE COMPANY ABOVE THEIR SIGNATURES.
EACH OF THE OFFICERS SIGNING THE LETTER SHOULD
STATE THE OFFICE WHICH HE HOLDS UNDER ITS SIGNATURE.


Dated this______________________ day ______________ of __________________ 2000

In the case of Split Letters this Form will be endorsed "Original Duly
Renounced".

FORM Y MUST BE COMPLETED BY OR ON BEHALF OF THE PERSONS IN WHOSE NAMES THE RIGHTS SHARES ARE TO BE REGISTERED

FORM Y

                 REGISTRATION APPLICATION FORM

THIS FORM SHOULD ONLY BE COMPLETED WHERE THERE HAS BEEN A RENUNCIATION. The entire Provisional Allotment Letter must be lodged with Lloyds TSB Registrars, NOT LATER THAN 3.00 p.m. on 18 September 2000, providing payment has been made by 3.00 p.m. on 1 September 2000. The Company reserves the right to refuse to register any renunciation in the name of any Overseas Shareholder (including any person whose address is in Canada, France, the Netherlands, South Africa, or the Republic of Ireland).

To the Directors of Pearson plc

I/We warrant that I/we am/are not applying as nominee or agent for a person who is or may be liable to stamp duty or stamp duty reserve tax under any of sections 67, 70, 93 or 96 of the Finance Act 1986 (depositary receipts or clearance services).

PLEASE USE BLOCK CAPITALS

        (1)      Forename(s) (in full) __________________________ Surname ________________

                 (State Mr., Mrs., Miss or title) ________________________________________

                 Address (in full) _______________________________________________________

        (2)      Forename(s) (in full) __________________________ Surname ________________

                 (State Mr., Mrs., Miss or title) ________________________________________

                 Address (in full) _______________________________________________________

        (3)      Forename(s) (in full) __________________________ Surname ________________

                 (State Mr., Mrs., Miss or title) ________________________________________

                 Address (in full) _______________________________________________________

        (4)      Forename(s) (in full) __________________________ Surname ________________

                 (State Mr., Mrs., Miss or title) ________________________________________

                 Address (in full) _______________________________________________________



                          CONSOLIDATION
                           LISTING FORM
                         FOR INSTRUCTIONS
                           SEE 3 ABOVE
ALLOTMENT                                        NUMBER OF
 NUMBER                                            SHARES
-----------------------------------------------------------


-----------------------------------------------------------


-----------------------------------------------------------


-----------------------------------------------------------


-----------------------------------------------------------


-----------------------------------------------------------


-----------------------------------------------------------


-----------------------------------------------------------


-----------------------------------------------------------

TOTAL NUMBER                                 TOTAL NUMBER
 OF LETTERS                                   OF SHARES

-----------------------------------------------------------
                  ALLOCATION NUMBER OF
                    PRINCIPAL LETTER

-----------------------------------------------------------


-----------------------------------------------------------


Registration is requested in the above name(s) of the new      For use between 18 September 2000 and 26 September 2000
Pearson Shares specified in this Provisional Allotment              Lodged in exchange for share certificate(s) by:
Letter and in the several Provisional Allotment Letters (if
any) detailed in the Consolidation Listing Form above
totaling.
--------------------
* new Pearson Shares


*Insert the number of Rights Shares                         Name:_______________________________
which must be the number of new Pearson                     Address:____________________________
Shares comprised in this Provisional                        ____________________________________
Allotment Letter, or if the Consolidation
Listing Form is used, the total entered on
this form.


            Stamp or name and address of
          Agent (if any) lodging this form
